UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11/A

Amendment No.  5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CommonWealth Realty Partners, Inc.
(Name of small business issuer in its charter)

Nevada	6799	27-1219412
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Federal Street Newburyport, MA 01950
(Address and telephone number of registrant's principal executive offices and principal place of business)

Chris Cronin President and Chief Executive Officer 50 Federal Street Newburyport, MA 01950 Telephone: 978-255-2949
(Name, address, and telephone number of agent for service)

COPY OF ALL CORRESPONDENCE TO:

Jillian Ivey Sidoti
FAX: 888-316-7320

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered Fee	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration

Common Stock, $.001 par value	1,500,000 shares	$0.30	$450,000	$25.00
Total	1,500,000 shares	$0.30	$450,000	$25.00

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____________________

This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS

CommonWealth Realty Partners, Inc.

1,500,000 Shares of Common Stock
Price per share: $0.30
Total cash proceeds if all shares are sold: $450,000

This is our initial public offering. We are offering up to 1,500,000 shares of our common stock at a price of $0.30 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Chris Cronin.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, Chris Cronin will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Cronin will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. The shares will be offered at a price of $.30 per share for a period three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of director for an additional 180 days.   We will only sell shares for $.30 per share for the duration of the Offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. Since the OTC BB is not a national exchange which would be subject to exemption from registration in the individual states, we may need to register with state securities boards in order to sell our securities or qualify for an exemption in those states in which we offer our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

PARTNERS	Price to Public	Underwriting Discounts and Commissions	Proceeds To COMMONWEALTH REALTY

Per Share	$0.30	$0	$0.30
Total	$450,000	$0	$450,000

Use of Proceeds

The proceeds of the offering may be insufficient to meet the requirements for funds as set forth in the Company’s investment objectives.

Conflicts of Interest

The Company does not currently have any conflicts of interest.

Risk Factors

We have not identified any properties in which we may invest and you are dependent on the judgment of our sole officer and director. We rely heavily on our sole officer and director, Mr. Chris Cronin.

CommonWealth Realty Partners, Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

An investment in our common stock involves a high degree of risk. You should purchaseOur common stock only if you afford a complete loss of your purchase. See “Risk Factors” beginning on page 3 of our Prospectus.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

Prospectus Summary	1
Risk Factors	3
About the Prospectus	13
Available Information	13
Special Note Regarding Forward-Looking Information	14
Capitalization	14
Use of Proceeds	15
Determination of Offering Price	16
Dilution	16
Suitability	18
Plan of Distribution and Terms of the Offering	20
Legal Proceedings	21
Director, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	22
Interest of Named Experts and Counsel	24
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	25
Description of Business	25
Conflicts of Interest	26
Employees	27
Reports to Stockholders	28
Facilities	30
Certain Relationships and Related Party Transactions	30
Market for Common Equity and Related Stockholders Matters	31
Dividends	32
Executive Compensation	32
Shares Eligible for Future Sale	34
Index to Financial Statements	35
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6-F-8

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “CommonWealth Realty Partners,” and “CWRP” refer to CommonWealth Realty Partners, Inc.

CommonWealth Realty Partners, Inc. is a development stage company incorporated in the State of Nevada November 18, 2009.

Since our inception on November 18, 2009 through May 31, 2010, we have not generated any revenues and have incurred a net loss of $10,828. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with purchasing real property assets that are either a.) cash flow positive or b.) may be purchased for less than Fair Market Value, are in need of repairs, and subsequently may be sold for a profit in less than a year, beginning to operate our company, marketing expense, and covering various filing fees and transfer agent fees. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

CommonWealth Realty Partners, intends to provide services in the real estate industry. The Company will purchase, manage, and dispose of revenue producing assets, specifically multi-family residential and commercial properties.

We may participate in the following business activities:

o	Purchase residential properties that are undervalued, renovate (if needed) and sell within twelve months. (i.e. “flip” residential property);
o	Buy and sell performing and non performing commercial property. Primarly multi family, retail, and office space;
o	Manage property we intend to hold;
o	Joint Venture with other real estate company principals;
o	Buy land development deals that are fully permitted or the permit simply must be renewed.

As of the date of this prospectus we have only one officer and one director, acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward if we are not able to raise a sufficient amount of capital. Mr. Cronin will be in charge of our day to day operations until such time we are able to hire other personnel. If we are sufficiently financed, Mr. Cronin intends to devote most of his working hours to the Company. Finances permitting, Mr. Cronin will also seek to hire an assistant to assist with the day to day operations. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for the acquisition of only a few properties, enter a few joint ventures, and to pay for ongoing operational costs. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

CommonWealth Realty Partners’ address and phone number is:
50 Federal St
Newburyport, MA 01950
978-255-2949

The Offering

Common Stock Offered for Sale	Up to a maximum of 1,500,000 shares.

Price to the Public	$0.30 per share in cash.

Use of Proceeds Primarily for	Offering expenses, purchase of properties, and funding joint venture agreements.

Number of Shares Outstanding Prior to the Offering	10,000,000

Number of SharesOutstanding After the Offering	10,150,000 if 10% of offering sold.
10,375,000 if 25% of offering sold.
10,750,000 if 50% of offering sold.
11,125,000 if 75% of offering sold.
11,500,000 if 100% of offering sold.

Plan of Distribution	This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by Chris Cronin, our CEO. There is no share minimum investment required from individual investors.

Terms of the Offering	This is a BEST EFFORTS OFFERING.
This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-11, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

(1) Management may not, and will not purchase any shares in this offering.

RISK FACTORS

Investors in CommonWealth Realty Partners, should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in November 2009 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in November 2009 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $2,600 for the period ended November 30, 2009, (iii) have been focused on organizational and start-up activities, business plan development, and website design since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, ability to locate properties and investment opportunities, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of CommonWealth Realty Partners to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director. The loss or unavailability to CommonWealth Realty Partners of Mr. Cronin’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Chris Cronin, our sole officer and director. It would be difficult to replace Mr. Cronin at such an early stage of development of CommonWealth Realty Partners. The loss by or unavailability to CommonWealth Realty Partners of Mr. Cronin’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Cronin could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Cronin, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Cronin we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our management has limited experience in running a public company

Although, he has extensive experience in the real estate and construction industries, our sole officer, Mr. Cronin, has no experience in running a public company. Mr. Cronin will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our sole officer to select well-performing investment properties. Furthermore, our sole officer and board member will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We depend highly on our current manager who has limited experience in running a public company and no formal employment agreement.

We depend highly on Chris Cronin, our President, Treasurer, and Sole Director, who may be difficult to replace. Chris Cronin who, also has other business interests, at this point only devotes approximately 50% of his time per week to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Cronin.

Our President and Director, Mr. Cronin, will have complete control over the company and will therefore make all decisions of which shareholders will have no control.

Mr. Cronin, as our president and controlling shareholder, shall make certain decisions without input by the shareholders. Such decisions may pertain to employment decisions, including Mr. Cronin’s compensation arrangements, the appointment of other officers and mangers, and whether to enter into material transactions with related parties.

We are a company with a limited operating history upon which to evaluate our likely performance.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with one of our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The participation rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.30. See “Dilution”

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from resale of real estate and cash flow from real estate owned by the Company, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to purchase limited real estate assets. Proceeds will also assist us in further developing our initial business operations; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for advertising expenses, some website development fees, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

An investment in our stock is highly illiquid. You may never be able to sell or otherwise dispose of your stock.

Since there is no public trading market for our stock, you may never be able to liquidate your investment or otherwise dispose of your stock. The Company does not currently have a redemption program, so there is no guarantee that the Company will ever redeem or “buy back” your stock. Furthermore, in the event that the stock is every listed on the OTCBB, it may be thinly traded making it still difficult to liquidate your investment.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our cash flows from real estate investments may become insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared.

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.

As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and continued dividend payments at historical levels.

Failure to generate revenue may reduce distributions to stockholders.

The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If our properties do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected.

Economic conditions may adversely affect our income.

A commercial or residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may depend on commercial and residential tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial and residential tenants.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default a substantial number of commercial tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. Particularly, we intend to “flip” properties which means we hope to purchase, rehab, and resell a property within a year’s time. Timing is very important in this particular circumstance and may affect our profitability if we are not able to meet the time constraints required for successful flipping of properties. Failure to turnaround properties quickly could result in no or lower profits.

Our properties may not be diversified.

Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. Even if we sell 1,500,000 shares of Common Stock for $450,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our current strategy is to acquire interests primarily in commercial buildings, residential apartment buildings and other income-producing real estate. As a result, we are subject to the risks inherent in investing in these industries. A downturn in the commercial or residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters, retail customer traffic and credit worthy commercial tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specification.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties.

In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

The current debt market volatility may affect the availability and amount of financing for our acquisitions.

The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

If we have insufficient reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs for the next several months, but not beyond this. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

When a commercial tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, or further mortgage our properties. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions.

In purchasing properties subject to Financing, we may obtain financing with ‘due-on-sale’ and/or ‘due-on-encumbrance’ clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest.

Some of our mortgage loans will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. Mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.

We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-11, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Commonwealth Realty Partners, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on May 31, 2010

May 31, 2010
TOTAL LIABILITIES	3,850

STOCKHOLDERS’ EQUITY

Common stock, authorized, 65,000,000 shares, par value $.001
- issued and outstanding, 10,000,000	10,000

Preference shares, authorized, 10,000,000
- issued and outstanding – 1,000,000	1,000

Deficit accumulated during development stage	(10,828)

Total Stockholders’ Equity	172

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $436,175

We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$45,000	$168,750	$225,000	$337,500	$450,000
Less: Offering Expenses
Accounting	$3,500	$3,500	$3,500	$3,500	$3,500
Legal	$10,000	$10,000	$10,000	$10,000	$10,000
Copying	$300	$300	$300	$300	300
SEC & State Filing Fees	33	33	33	33	33
Net Proceeds from Offering	$31,167	$154,917	$211,167	$323,667	$436,167
Use of Net Proceeds
Down payment on Properties(1)	$25,000	$76,255	$132,475	$219,975	$332,000
Investments in JV’s (2)	$0	$50,000	$50,000	$50,000	$50,000
Transfer Agent Fees	$1,200	$1,200	$1,200	$1,200	$1,200
Accounting	$2,500	$2,500	$2,500	$2,500	$2,500
Working Capital (3)	$2,475	$25,000	$25,000	$50,000	$50,000
Total Use of Net Proceeds	$31,167	$154,917	$211,167	$323,667	$436,167

(1)
We currently have not identified any specific properties. However, we anticipate that we will purchase properties that will a.) cash flow positive to satisfy any debt service and b.) will not cost less than $70,000, but will average $150,000 for single family and more for multi-family and commercial properties. With these parameters set, we believe we will not be able to finance a property with more than 75% financing based on current lending policies. We expect debt service to not exceed 8% per annum based on Bank of America’s current rates. We have not identified any properties, but as we increase our available funds, we expect to purchase properties in greater quantity and size.

(2)	We look to acquire the following types of properties, although no specific properties have been identified.
1.
Commercial properties (retail, office, and multi-family) including stable assets (those that cash flow, but have little upside on equity) and “value-added” assets, where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or remanaging.

2.	Residential
1.	Purchase defunct development deals. Deals that have already been permitted and construction or rehab may begin immediately
2.	Low risk, high margin deals with quick turn-around, also known as “flips.” In the event we only raise 50% of the proceeds herein described, these are the properties we would most likely invest.

Our definition of low risk properties include those properties that we expect will take a maximum of four (4) to six (6) week of rehab and will require us to hold the property for only three (3) to four (4) months. These will be properties that we purchase at very aggressive prices and, in the event we are unable to immediately sell the property, we will be able to rent the property at a positive cash flow. In other words, rents that would cover mortgage costs of property as well as other costs. We plan to only purchase in markets with high absorption and solid comparable properties. Our definition of high margin means that when we leverage the property with debt and we will expect a 10% to 15% gross profit within a less than six (6) month timeframe.

(3)
We expect the minimum needed to effectively invest in a joint venture will be $50,000. We have not identified any joint ventures that we may invest in. We will seek to form relationships with likeminded owner operators/developers located and established in other parts of the country.

(4)
We believe the more money we raise and must manage, we will have a greater need for more working capital to cover day to day costs of operations. If we raise 10% of the securities herein offered or less, we will simply invest in affordable, “flip” properties. In other words, properties which we may purchase, add value to, and resell within one year.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria. We will only sell our shares for the duration of this offering for the stated price of $.30 per share. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

 You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of May 31, 2010, CommonWealth Realty Partners’ net tangible book value was $ 172 , or $0.00 per share of common stock. Net tangible book value is the aggregate amount of CommonWealth Realty Partners’ tangible assets less its total liabilities. Net tangible book value per share represents CommonWealth Realty Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,833), CommonWealth Realty Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $.0 4 per share. This represents an immediate increase in the net tangible book value of approximately $.0 4 per share to current shareholders, and immediate dilution of about $.2 6 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0.0 4
Net tangible book value per share after offering	$0.0 4
Dilution per share to new investors	$0.2 6
Percentage dilution	86.67%

The following assumes the sale of 75% of the shares of common stock in this offering. As of May 31, 2010, CommonWealth Realty Partners’ net tangible book value was $ 172, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of CommonWealth Realty Partners’ tangible assets less its total liabilities. Net tangible book value per share represents CommonWealth Realty Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,125,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,833), CommonWealth Realty Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $.0 3 per share. This represents an immediate increase in the net tangible book value of $.0 3 per share to current shareholders, and immediate dilution of $. 27 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0. 03
Net tangible book value per share after offering	$0. 03
Dilution per share to new investors	$0.2 7
Percentage dilution	9 0.2%

The following assumes the sale of 50% of the shares of common stock in this offering. As of May 31, 2010, CommonWealth Realty Partners’ net tangible book value was $ 172 , or $0.00 per share of common stock. Net tangible book value is the aggregate amount of CommonWealth Realty Partners’ tangible assets less its total liabilities. Net tangible book value per share represents CommonWealth Realty Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,833), CommonWealth Realty Partners’ net tangible book value as of the closing of this offering would increase from $0.00 to $. 02 per share. This represents an immediate increase in the net tangible book value of $. 02 per share to current shareholders, and immediate dilution of $.2 8 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0. 02
Net tangible book value per share after offering	$0. 02
Dilution per share to new investors	$0.28
Percentage dilution	9 3.4%

The following assumes the sale of 25% of the shares of common stock in this offering. As of May 31, 2010, COMMONWEALTH REALTY Partners’ net tangible book value was $ 172 , or $0.00 per share of common stock. Net tangible book value is the aggregate amount of COMMONWEALTH REALTY Partners’ tangible assets less its total liabilities. Net tangible book value per share represents COMMONWEALTH REALTY Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 375,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $13,833), COMMONWEALTH REALTY Partners’ net tangible book value as of the closing of this offering would increase from $0.00 per share to $0.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.29 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0. 01
Net tangible book value per share after offering	$0. 01
Dilution per share to new investors	$0.29
Percentage dilution	97. 0 .	%

The following assumes the sale of 10% of the shares of common stock in this offering. As of May 31, 2010, COMMONWEALTH REALTY Partners’ net tangible book value was $ 172, or $0.00 per share of common stock. Net tangible book value is the aggregate amount of COMMONWEALTH REALTY Partners’ tangible assets less its total liabilities. Net tangible book value per share represents COMMONWEALTH REALTY Partners’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 150,000 shares at an offering price of $0.30 per share of common stock, application of the estimated net sale proceeds (after deducting of $13,833), COMMONWEALTH REALTY Partners’ net tangible book value as of the closing of this offering would be $.00 3 per share and, as a result, there will be an immediate increase in the net tangible book value of $.00 3 per share to current shareholders, but there is an immediate dilution of $.29 7 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.00
Increase per share attributable to new investors	$0. 03
Net tangible book value per share after offering	$0. 03
Dilution per share to new investors	$0.297
Percentage dilution	9 8 .97%

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

Unaccredited Investor Standards

Because an investment in our Preferred Stock is risky and is a long-term investment, it is suitable and appropriate for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment. Therefore, we have established financial suitability standards for investors who purchase shares of our Common stock, which we sometimes refer to as the “shares.” In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below.

In determining your net worth, do not include your home, home furnishings or your automobile.

General Standards for all Investors

• The investor has either (i) a net worth of at least $150,000, or, (ii) an annual gross income of $45,000 and a minimum net worth of $45,000.

Standards for Investors from Arizona, California, Iowa, Massachusetts, Michigan, North Carolina, Tennessee and Texas

• The investor has either (i) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net wo rth of at least $225,000.

Standards for Investors from Maine

• The investor has either (i) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000.

Standards for investors from Minnesota

• The investor has either (a) a net worth of at least $95,000 and an annual gross income of at least $95,000, or (b) a net worth of at least $250,000.

Standards for Investors from Kansas, Missouri, Ohio, and Pennsylvania

• the investor (i) invests no more than 10% of the investor’s net worth in us and (ii) has either (a) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth of at least $250,000. ‘‘It is recommended by the Offıce of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable Securities.’’

Standards for Investors from New Hampshire

• The investor has either (i) a net worth of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000.

Standards for subscribers from New Mexico

• The investor has either (a) a net worth of at least $70,000 and an annual income of at least $70,000, or (b) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

The foregoing suitability standards must be met by the investor who purchases the shares. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Common stock if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto. In addition the Company will make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,500,000 shares of common stock, at $0.30 per share, on a “best efforts,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by CommonWealth Realty Partners Inc. No commissions will be paid for the sale of the 1,500,000 shares offered by CommonWealth Realty Partners.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The offering price of the stock is arbitrary. There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company based primarily on its projected operating results has determined the offering price. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, Chris Cronin, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Cronin will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares.

Mr. Cronin will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of CommonWealth Realty Partners, Inc. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Cronin will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Cronin, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our office. Your subscription shall not become effective until accepted by us and approved by us. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by CommonWealth Realty Partners to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to CommonWealth Realty Partners where the subscription and a copy of the check is faxed to the Company for review;
•	each subscription is reviewed by CommonWealth Realty Partners to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved, the subscription is accepted by Mr. Cronin and the funds deposited into an account labeled: CommonWealth Realty Partners, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Chris Cronin is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Chris Cronin	42	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

-
Chris Cronin, 42, has over 20 years in the construction industry.  Mr. Cronin has a solid foundation in real estate development, finance and new business development. A graduate of Keene State College with a B.S. in Building Construction Management, he is a licensed general contractor and a licensed real estate agent for the State of Massachusetts. Mr. Cronin also has a diverse background in small business enterprises, including launching, funding, and growing several profitable companies in the fields of high-tech and marketing. Over the course of his career, he has been directly responsible for the success and growth of companies, both as an employee and principal owner. His strengths are in sales, negotiating deals, construction and money management, building critical relationships, innovative thinking, and generating revenue.  For the past five (5) years, Mr. Cronin has built and remodeled both single family and multi-family homes for his own account. He purchased and sold all value-added real estate assets. Mr. Cronin’s average purchase values were between $150,000 and $500,000 with a 15% average gross margin. Typically, in the past five years, Mr. Cronin bought and sold between three to six properties per year.  Most of his purchases were in the greater Boston area. Mr. Cronin was also responsible for the property maintenance and property management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Chris Cronin, President/CEO/Director	9,235,000	92.35%	80.3%
All Directors, Officers and Principal Stockholders as a Group	9,235,000	92.35%	80.3%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 65,000,000 shares of common stock, $0.001 par value per share. 10,000,000 common shares were outstanding as of the date of this prospectus. Upon sale of the 1,500,000 shares offered herein, we will have outstanding 11,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of CommonWealth Realty Partners, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

The Preferred Stock carries the following rights and provisions:

Voting Rights:

The holders of a share of the Preferred will have a right to that number of votes equal to the number of shares of Common Stock issued.

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000,000 shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Chris Cronin, may later determine to authorize options and warrants for our company.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the NASDAQ bulletin board, including:

          * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          * we must remain current in our filings;

          * we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA’s corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Jillian Ivey Sidoti will be issued 50,000 shares at value of $.30 in exchange for services related to the S-11.

The audited financial statements of as of November 30, 2009 and the unaudited financial statements as of May 31, 2010, are included in this prospectus. The November 30, 2009 financial statements have been audited by Silberstein Ungar, PLLC, independent auditors (formerly known as Maddox Ungar Silberstein, PLLC), as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of CommonWealth Realty Partners will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

OVERVIEW

CommonWealth Realty Partners intends to invest in single and multi-family residential properties and certain commercial properties. The Company will purchase, manage, and dispose of revenue producing assets, specifically residential and commercial properties. In addition to owning and operating revenue producing assets, we intend to seek out special situation joint ventures as well as provide property management for our own portfolio.

We currently do not own any properties and have just started operations. We plan to use the proceeds from this offering to implement our business plan, but expect that we will have to seek out additional financing from our officer and director as well as from mortgage lenders on the properties that we purchase.

Investment Policies

We are looking to purchase various types of properties that fit the following criteria:

Stable/Performing Assets:

Assets that may be purchased as current cash flowing properties that have a low vacancy rate will be purchased at a capitalization rate of 7% to 10%.

Non-performing assets:

Those assets that we identify as “non-performing assets” are those properties that have little cash flow but have potential for great value increases so long as we add value in terms of rehab or management to the property.  We will seek properties with capitalization rates of no less than 10% capitalization upon stabilization. Capitalization Rate is defined as the ratio between the net operating income produced by an asset and its capital cost (the original price paid to buy the asset) or its current market value. It is calculated by dividing the net operating income by the purchase price of the property. We plan to “stabilize” distressed properties or non-performing assets by adding value through new management and rehab. We will consider a property stabilized upon the completion of rehab and the entry of new tenants (if need be.)

Quick turnover properties:

We may seek out properties that we can “flip” or purchase and sell in less than a year. We will only seek out properties which we believe we can resell for no less than a 10% gross margin.

Of these, we look to acquire any of the following types of properties:

1.)
Commercial properties (retail, office, and multi-family) including stable assets (those that cash flow, but have little upside on equity) and “value-added” assets where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or remanaging.

2.)	Residential
i.	Purchase defunct development deals. Deals that have already been permitted and construction or rehab may begin immediately
ii.	Low risk, high margin deals with quick turn-around, also known as “flips.” In the event we only raise 50% of the proceeds herein described, these are the properties we would most likely invest.

We may also elect to enter into a joint venture agreement and invest in the properties of other, non-affiliated developers. We have not identified any joint ventures that we may invest in. We will seek to form relationships with likeminded owner operators/developers that are established in other parts of the country.

We do not intend on acquiring any properties from any related parties.

Competition

We will face competition from other developers that are looking to implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or may realize a greater profit as they will be able to negotiate better purchasing terms.

Our officer and director, Chris Cronin, has significant experience in real estate development. He also has experience in construction. We hope this, coupled with his relationships with local lenders, will distinguish us from our competition. Further, we believe that our business plan, which allows us to look for several different types of properties, provides us with greater opportunities than other real estate development companies.

Conflicts of Interest

There are currently no conflicts of interest between the Company, our officer, directors or affiliates. To this end:

i) Our officer is not a general partner or an affiliate of the general partner in other investment entities (public and/or private) engaged in making similar investments or otherwise makes or arranges for similar investments.

ii) The officer does not have the authority to invest the Company’s funds in other entities in which our officer or an affiliate has an interest.

iii) No properties in which our officer or our affiliates have an interest are bought from or properties are sold to officer or our affiliates or entities in which they have an interest.

iv) Our officers and affiliates do not own or have an interest in properties adjacent to those to be purchased and developed by the Company.

v) There are no affiliates of the Company who act as underwriters, real estate brokers or managers for the partnership, act in such capacities for other partnerships or entities.

vi) No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

vii) No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

viii) The compensation plan for the officer currently does not create a conflict between the interests of the officer and that of the Company.

Employees

We are a development stage company and currently have only one part-time employee, Chris Cronin, who is also our sole officer and director. We look to Mr. Cronin for his entrepreneurial skills and talents. It is Mr. Cronin who provided us our business plan. For a discussion of Mr. Cronin’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Cronin will coordinate all of our business operations. Mr. Cronin has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. Cronin is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-11 registration statement, and developing our business plan and researching investment opportunities and possible property acquisitions.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

CommonWealth Realty Partners, Inc. is a development stage company incorporated in the State of Nevada in November of 2009. We were formed to engage in the business of real estate acquisition, development, and management. Our website is www.cwrpinc.com.

Since our inception on November 18, 2009 to May 31, 2010, we have not generated any revenues and have incurred a net loss of $ 10,828. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

In the event we are only able to sell a fraction of this offering, we still believe we will be able to scale our operations successfully by locating appropriate sources of capital for our real estate acquisitions such as bank financing. We will also only seek properties that we believe we can afford and effectively manage. We may also look to our sole officer and director, Chris Cronin to loan additional capital to the company to insure proper acquisitions so that the company may be successful.

We understand a lack of capital will limit our abilities to purchase multiple properties or be able to even purchase the most profitable and lucrative properties. Also, we understand that with the lack of capital comes a lack of negotiating leverage with real estate deals. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most lucrative real estate deals.

Results of Operations

For the period ended November 30, 2009 and the three and six months ended May 31, 2010

There were no revenues for the period ended November 30, 2009 or for the three and six months ended May 31, 2010. Expenses for the period ended November 30, 2009 were $ 2,600 compared to $1,858 and $8,228 for the three and six months ended May 31, 2010, respectively. These expenses were related to professional fees related to this S- 1 1 registration statement.

Liquidity and Capital Resources

The Company ha d $5,000 in unrestricted cash as of November 30, 2009 and $4, 022 in unrestricted cash as of May 31, 2010 . The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Cronin or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We will also seek to finance the purchase of real properties with bank financing that may be available.

In the past, Mr. Cronin has provided any cash needed for operations, including any cash needed for this Offering. To date, Mr. Cronin has lent the Company $1,600 which is documented by a promissory note. The note carries a 0% interest rate and is due on demand. Mr. Cronin intends to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering. The Note that Mr. Cronin currently has with the Company is a non-interest bearing, unsecured, and has no term of repayment.

In the event that we are unable to raise a substantial amount of the proceeds through this offering, our officer and director, Chris Cronin will lend the cash needed for operating costs or will seek out alternative sources of financing, such as financing from both traditional sources such as a bank, and then hard money loans for the down payments required on properties. In the past, Mr. Cronin has used his own personal credit in order to obtain real estate financing from financial institutions.

We intend on using the proceeds from this offering and from abovementioned sources to implement our Business Plan to purchase properties for quick turnaround or long term hold depending on the characteristics of the individual acquired properties. Most likely, each property that we purchase will be encumbered with a mortgage.

We intend on generating revenues in two ways: from quick turnaround properties and long term hold properties. Please see our “Business Description.” We expect to generate revenues from quick turnaround, or “flip”, properties from the immediate appreciation due to the improvements we intend to put into the property. For our longer term hold properties, we expect to generate revenues from rental income.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of May 31, 2010, we have issued 10,000,000 shares of our common stock to our manager, Chris Cronin, in exchange for cash of $10,000.   Mr. Cronin received 1,000,000 shares of preferred stock in exchange for $1,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 50 Federal Street, Newburyport, MA. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Cronin, our sole officer and director, and our part time employee provides us a facility in which we conduct business on our behalf. Mr. Cronin does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Cronin to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Cronin, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During November of 2009, Mr. Cronin received 10,000,000 shares of common stock (of which 765,000 shares were later gifted to friends and family) and 1,000,000 shares of preferred stock, at a price of $0.001 per share as a founder of CommonWealth Realty Partners. Mr. Cronin is the sole officer, director, stockholder, and promoter of CommonWealth Realty Partners and developed the website and business plan. Mr. Cronin then gifted 765,000 shares to friends and family including his brother, mother, father, and in-laws on December 1, 2009. All shareholders have voting and investment control over the shares entitled to them.

Name of Shareholder	Number Of Shares
Joy Cronin(1)	300,000
Paul Cronin(2)	300,000
Edward and Elinor Dalton(3)	20,000
Michael and Katie Underwood(4)	5,000
Pat Cronin(4)	10,000
Tomas and Rose Dennis(5)	10,000
Tim Cronin(6)	10,000

(1)	Is the mother of Chris Cronin, our president. Her address is 155-49 Spinnaka Ridge Road, Wells, ME 04090
(2)	Is the father of Chris Cronin, our president. His address is 127 Front Street, Apt 2RT, Marblehead, MA 01945
(3)	Are the mother and father in-law of Chris Cronin, our president. Their address is 20 Foster St, Danvers, MA 01923
(4)	Is the brother of Chris Cronin, our president. His address is 10 Pond Rd, Apt. #5, Beverly, MA 01915
(5)	Tomas and Rose Dennis are the in-laws of Chris Cronin, our president. Their address is 2 Wentworth Drive, Newton, NH 03858
(6)	Is the brother of Chris Cronin, our president. His address is PSC 473, Box 8-339, FPO AP, 96349-0008

Mr. Cronin currently holds a promissory note with the Company for lending $1,600 to the Company for operating expenses. The promissory note does not have a term of repayment, is non-interest bearing, and is unsecured.

Mr. Cronin is currently our sole officer and director and therefore, may establish certain rights and privileges that will benefit him. Mr. Cronin may, in the future, establish compensation for himself or for other employees of the Company. Furthermore, after the effect of the sale of all the shares offered herein, Mr. Cronin will continue to be the controlling shareholder.

It should be noted that many of the shareholders of the Company are related to Mr. Cronin.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Chris Cronin from inception (November 18, 2009) to May 31, 2010.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Chris Cronin, President, Secretary Treasurer	2009	$-0-	-0-	-0-	-0-	-0-
	2010	$-0-	-0-	-0-	-0-	-0-

Mr. Cronin has not received any monetary compensation or salary since the inception of the Company. Mr. Cronin has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to CommonWealth Realty Partners, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

CommonWealth Realty Partners did not grant any stock options to the executive officer during the most recent fiscal period ended November 30, 2009. CommonWealth Realty Partners has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Cronin has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Globex Transfer, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 11,500,000 of common stock. Of these shares, 1,500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 1,500,000 shares will be sold. Our sole officer and director will not be purchasing shares in this offering. The remaining 10,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

CommonWealth Realty Partners, Inc.

TABLE OF CONTENTS

NOVEMBER 30, 2009 AND MAY 31, 2010

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of November 30, 2009	F-2

Statement of Operations for the Period from November 18, 2009 (date of inception) to November 30, 2009	F-3

Statement of Stockholders’ Equity as of November 30, 2009	F-4

Statement of Cash Flows for the Period from November 18, 2009 (date of inception) to November 30, 2009	F-5

Notes to Financial Statements	F-6 to F-8

Balance Sheets as of May 31, 2010 (unaudited) and November 30, 2009 (audited)	F-9

Statements of Operations for the three and six months ended May 31 , 2010 and the Period from November 18, 2009 (date of inception) to May 31, 2010 (unaudited)	F-10

Statement of Stockholders’ Deficit as of May 31, 2010 (unaudited)	F-11

Statements of Cash Flows for the six months ended May 31, 2010 and the Period from November 18, 2009 (date of inception) to May 31, 2010 (unaudited)	F-12

Notes to Financial Statements	F-13 to F-15

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
CommonWealth Realty Partners, Inc.
Newburyport, MA

We have audited the accompanying balance sheet of CommonWealth Realty Partners, Inc. as of November 30, 2009, and the related statement of operations, s tockholders’ equity, and cash flows for the period from November 18, 2009 (date of inception) through November 30, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CommonWealth Realty Partners, Inc. as of November 30, 2009, and the results of its operations and cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has negative working capital, has incurred operating losses since inception, and has not received any revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 6.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
December 9, 2009

CommonWealth Realty Partners, Inc.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of November 30, 2009

ASSETS

Current Assets
Cash and equivalents	$5,000
Prepaid expenses	5,000

TOTAL ASSETS	$10,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Note payable – related party	$1,600

Total current liabilities	1,600

Stockholders’ equity
Preferred Stock, $.001 par value, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000
Common Stock, $.001 par value, 65,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Deficit accumulated during the development stage	(2,600)
Total s tockholders’ equity	8,400\

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,000

See accompanying notes to financial statements.

CommonWealth Realty Partners, Inc.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from November 18, 2009 (Inception) to November 30, 2009

Revenues	$-0-

Expenses	2,600

Net Loss	$(2,600)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,000,000

See accompanying notes to financial statements.

CommonWealth Realty Partners, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from November 18, 2009 (Inception) to November 30, 2009

	Preferred Stock		Common stock		Deficit accumulated during the development stage	Total
			Shares	Amount
Issuance of stock @ $.001	1,000,000	$1,000	10,000,000	$10,000	$-	$11,000
Net loss for the period	-	-	-	-	(2,600)	(2,600)
Balance, November 30, 2009	1,000,000	$1,000	10,000,000	$10,000	$(2,600)	$8,400

See accompanying notes to financial statements.

CommonWealth Realty Partners, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
Period from November 18, 2009 (Inception) to November 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(2,600)
Change in non-cash working capital items:
Increase in prepaid expenses	(5,000)
NET CASH (USED IN) OPERATING ACTIVITIES	(7,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of stock	11,000
Proceeds from note payable – related party	1,600
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,600

NET INCREASE IN CASH	5,000

CASH, BEGINNING OF PERIOD	-0-
CASH, END OF PERIOD	$5,000

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

See accompanying notes to financial statements.

CommonWealth Realty Partners, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES
Nature of Business
CommonWealth Realty Partners, Inc. is a development stage company and was incorporated in Nevada on November 18, 2009. The Company’s objective is to purchase, manage, and dispose of real estate assets.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for development stage companies.  A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At November 30, 2009 the Company had $5,000 of unrestricted cash.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, and an amount due to a relate dparty. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

CommonWealth Realty Partners, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Organizational Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

Offering Costs
Debt issue costs are deferred and amortized over the term of the related debt. The direct incremental costs of issuing securities (offering costs) are deferred and deducted from the proceeds of the offering.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses consisted of the following at November 30, 2009:

Prepaid legal fees	$5,000

NOTE 3 – NOTE PAYABLE – RELATED PARTY

The Company received a $1,600 note payable from an individual on November 18, 2009.  The note is due on demand, unsecured, and bears no interest.  The individual is related due to his ownership of CBC Realty Investments, LLC, which is the owner of 100% of the outstanding common stock of the Company.

NOTE 4 – INCOME TAXES

For the period ended November 30, 2009, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $2,600 at November 30, 2009, and will expire beginning in the year 2029.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$884
Valuation allowance	(884)
Net deferred tax asset	$-

CommonWealth Realty Partners, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2009

NOTE 5 – SUBSEQUENT EVENTS

The Company has committed to issue 1,000,000 common shares to a business consultant and 50,000 common shares to its corporate attorney, for services to be rendered.

The Company has analyzed its operations subsequent to November 30, 2009 through December 9, 2009 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

NOTE 6 – LIQUIDITY AND GOING CONCERN

Commonwealth Realty Partners, Inc., has operating losses since inception, has not yet begun executing its business plan, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 7 – PREFERRED STOCK

At November 30, 2009, the Company had 1,000,000 shares of preferred stock that were issued and outstanding.  Each share of preferred stock can be converted into one share of common stock.  Each share of preferred stock carries voting rights that are the same as the common shares voting rights.  Presently, the preferred shares do not carry any preferences, right, or privileges that differ form those of the common shares.

COMMONWEALTH REALTY PARTNERS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of May 31, 2010 and November 30, 2009

	May 31, 2010	November 30, 2009
	(unaudited)	(audited)
ASSETS

Current Assets
Cash and equivalents	$4,022	$5,000
Prepaid expenses	0	5,000

TOTAL ASSETS	$4,022	$10,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$2,250	$0
Note payable – related party	1,600	1,600

Total current liabilities	3,850	1,600

Stockholders’ equity
Preferred Stock, $.001 par value, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Common Stock, $.001 par value, 65,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Deficit accumulated during the development stage	(10,828)	(2,600)
Total Stockholders’ equity	172	8,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,022	$10,000

See accompanying notes to financial statements.

COMMONWEALTH REALTY PARTNERS, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Three and Six Months Ended May 31, 2010
Period from November 18, 2009 (Inception) to May 31, 2010

	Three Months Ended May 31, 2010	Six Months Ended May 31, 2010	From November 18, 2009 (Inception) to May 31, 2010

Revenues	$-0-	$-0-	$-0-

Expenses	1,858	8,228	10,828

Net Loss	$(1,858)	$(8,228)	$(10,828)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	10,000,000	10,000,000	10,000,000

See accompanying notes to financial statements.

COMMONWEALTH REALTY PARTNERS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)
Period from November 18, 2009 (Inception) to May 31, 2010

	Preferred Stock		Common stock		Deficit accumulated during the development stage	Total
			Shares	Amount
Issuance of stock @ $.001	1,000,000	$1,000	10,000,000	$10,000	$-	$11,000
Net loss for the period	-	-	-	-	(2,600)	(2,600)
Balance, November 30, 2009	1,000,000	1,000	10,000,000	10,000	(2,600)	8,400

Net loss for the six months ended May 31, 2010	-	-	-	-	(8,228)	(8,228)
Balance, May 31, 2010	1,000,000	$1,000	10,000,000	$10,000	$(10,828)	$172

See accompanying notes to financial statements.

COMMONWEALTH REALTY PARTNERS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Six Months Ended May 31, 2010
Period from November 18, 2009 (Inception) to May 31, 2010

	Six Months Ended May 31, 2010	Period from November 18, 2009 (Inception) to May 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(8,228)	$(10,828)
Change in non-cash working capital items:
(Increase) decrease in prepaid expenses	5,000	0
Increase in accrued expenses	2,250	2,250
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(978)	(8,578)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of stock	0	11,000
Proceeds from note payable – related party	0	1,600
NET CASH PROVIDED BY FINANCING ACTIVITIES	0	12,600

NET INCREASE (DECREASE) IN CASH	(978)	4,022

CASH, BEGINNING OF PERIOD	5,000	-0-
CASH, END OF PERIOD	$4,022	$4,022

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-
Income taxes paid	$-0-	$-0-

See accompanying notes to financial statements.

COMMONWEALTH REALTY PARTNERS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business
CommonWealth Realty Partners, Inc. is a development stage company and was incorporated in Nevada on November 18, 2009. The Company’s objective is to purchase, manage, and dispose of real estate assets.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for development stage companies.  A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At May 31, 2010 and November 30, 2009, respectively, the Company had $4,022 and $5,000 of unrestricted cash.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accrued expenses, and an amount due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

COMMONWEALTH REALTY PARTNERS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Organizational Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

Offering Costs
Debt issue costs are deferred and amortized over the term of the related debt. The direct incremental costs of issuing securities (offering costs) are deferred and deducted from the proceeds of the offering.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID AND ACCRUED EXPENSES

Prepaid expenses consisted of prepaid legal fees at November 30, 2009.  Acrrued expenses at May 31, 2010 consisted of amounts owed to the company’s outside independent auditors and its SEC edgar servicer for services related to the six months ended May 31, 2010.

NOTE 3 – NOTE PAYABLE – RELATED PARTY

The Company received a $1,600 note payable from an individual on November 18, 2009.  The note is due on demand, unsecured, and bears no interest.

NOTE 4 – INCOME TAXES

For the periods ended May 31, 2010, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $10,800 at May 31, 2010, and will expire beginning in the year 2029.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$3,682
Valuation allowance	(3,682)
Net deferred tax asset	$-

COMMONWEALTH REALTY PARTNERS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2010

NOTE 5 – PREFERRED STOCK

At May 31, 2010, the Company had 1,000,000 shares of preferred stock that were issued and outstanding.  Each share of preferred stock can be converted into one share of common stock.  Each share of preferred stock carries voting rights that are the same as the common shares voting rights.  Presently, the preferred shares do not carry any preferences, right, or privileges that differ form those of the common shares.

NOTE 6 – SUBSEQUENT EVENTS

The Company has committed to issue 1,000,000 common shares to a business consultant and 50,000 common shares to its corporate attorney, for services to be rendered.

The Company has analyzed its operations subsequent to May 31, 2010 through August 14, 2010, the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

NOTE 7 – LIQUIDITY AND GOING CONCERN

Commonwealth Realty Partners, Inc., has operating losses since inception, has not yet begun executing its business plan, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Prospectus

_______________________

CommonWealth Realty Partners, Inc.
50 Federal Street
Newburyport, MA 01950

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      1.  Title 17 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

 (a) NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or
(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Ê The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or
(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

 (Added to NRS by 1997, 694; A 2001, 3175)

(b) NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

(c) NRS 78.752  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1.  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a) The creation of a trust fund.
(b) The establishment of a program of self-insurance.
(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
(d) The establishment of a letter of credit, guaranty or surety.

Ê No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.  In the absence of fraud:

(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
(b) The insurance or other financial arrangement:

(1) Is not void or voidable; and
(2) Does not subject any director approving it to personal liability for his action,

Ê even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

(Added to NRS by 1987, 80)

2.  The Issuer's Certificate of Incorporation limits the liability of its Officers and Directors to the full extent permitted by Title 17 of the Nevada Revised Statutes. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$33.00
Copying	300.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	3,500.00
Total	$13,833.00

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing CommonWealth Realty Partners, Inc., on November 18, 2009, Chris Cronin was issued 10,000,000 shares of restricted common stock in exchange for cash for startup expenses totaling $10,000. Mr. Cronin also received 1,000,000 shares of preferred stock at the price of $.001 shares for a total of $1,000.  Subsequently, Mr. Cronin distributed 765,000 shares of common stock to friends and family members on December 1, 2009. Mr. Cronin did not receive any kind of consideration for these distributions.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Name of Shareholder	Number Of Shares
Joy Cronin(1)	300,000
Paul Cronin(2)	300,000
Edward and Elinor Dalton(3)	20,000
Michael and Katie Underwood(4)	5,000
Pat Cronin(5)	10,000
Ryan DeJoy(6)	10,000
Tomas and Rose Dennis(7)	10,000
Tom and Deborah Gilmore(8)	50,000
Scott Frisch(9)	10,000
Tim Cronin(10)	10,000
Ed Lazaruk(11)	5,000
Marc Cooper(12)	10,000
Keith Munsell(13)	25,000
Chris Cronin (14)	9,235,000
TOTAL	10,000,000

(1)	Is the mother of Chris Cronin, our president. Her address is 155-49 Spinnaka Ridge Road, Wells, ME 04090
(2)	Is the father of Chris Cronin, our president. His address is 127 Front Street, Apt 2RT, Marblehead, MA 01945
(3)	Are the mother and father in-law of Chris Cronin, our president. Their address is 20 Foster St, Danvers, MA 01923
(4)	21 Beck Street, Newburyport, MA 01950
(5)	Is the brother of Chris Cronin, our president. His address is 10 Pond Rd, Apt. #5, Beverly, MA 01915
(6)	6 Woodman Way #414, Newburyport, MA 01950
(7)	Tomas and Rose Dennis are the in-laws of Chris Cronin, our president. Their address is 2 Wentworth Drive, Newton, NH 03858
(8)	74 Middle Street, Newburyport, MA 01950
(9)	7 Virginia Lane, Newburyport, MA 01950
(10)	Is the brother of Chris Cronin, our president. His address is PSC 473, Box 8-339, FPO AP, 96349-0008
(11)	153 Park Street, New Haven, CT 06511
(12)	114 Lothrop Street, Beverly, MA 01915
(13)	128 Waban Avenue, Newton, MA 02468

The shareholders listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The offering did not involve integration with other offerings. The sale of the securities herein discussed involved a single, discrete offering and were not subject to integration with any other offers or sales, whether registered under the Act or otherwise exempt from the registration requirements of the Act.

The shareholders have agreed to resale limitations. Thereby, the securities herein discussed are "restricted securities" as defined in Rule 144 . Any resales of securities issued pursuant to this section must be in compliance with the registration requirements of the Act or an exemption from those requirements. Ninety days after the Company becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, securities issued under this section may be resold by persons who are not affiliates (as defined in Rule 144) in reliance on Rule 144, without compliance with paragraphs (c), (d), (e) and (h) of Rule 144, and by affiliates without compliance with paragraph (d) of Rule 144.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Previously Filed

3.1	Previously Filed

3.2	Previously Filed

4.1	Previously Filed

5.1	Previously Filed

10.1	Previously Filed

23.1	Consent of Silberstein Ungar, PLLC

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Newburyport, State of Massachusetts, on August 25 , 2010.

CommonWealth Realty Partners, Inc.

By:	/s/ Chris Cronin
Chris Cronin,
President, Chief Executive Officer,
Treasurer and Principal Financial Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Chris Cronin	President, Treasurer and Director	August 25 , 2010
Chris Cronin	(Principal Executive, Financial and Accounting Officer)

/s/ Chris Cronin	Vice President and Secretary	August 25 , 2010
Chris Cronin

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-11

UNDER

THE SECURITIES ACT OF 1933

CommonWealth Realty Partners, Inc.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Previously Filed

3.1	Certificate of Incorporation and Amendment	Previously Filed

3.2	By-Laws	Previously Filed

4.1	Stock Certificate Specimen 2009 with S-11	Previously Filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed

10.1	Amended Loan Agreement with Chris Cronin	Previously filed

23.1	Consent of Silberstein Ungar, PLLC	File herewith